UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5570 DTC Parkway, Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip Code)

720-529-3336
(Registrant's telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of National Bank Holdings Corporation (the "Company") held on May 1, 2013, the Company's shareholders voted on (1) the election of seven directors nominated to the Company's Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified and (2) the ratification of the selection of KPMG LLP as the Company's independent auditors for the year ending December 31, 2013. The Company described these matters in its Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 27, 2013.

Proposal 1: All of the director nominees were elected to the Board of Directors based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frank V. Cahouet	35,634,987	5,876	1,488,388
Ralph W. Clermont	35,636,021	4,842	1,488,388
Robert E. Dean	35,636,021	4,842	1,488,388
Lawrence K. Fish	35,610,446	30,417	1,488,388
G. Timothy Laney	35,610,418	30,445	1,488,388
Micho F. Spring	35,391,349	249,514	1,488,388
Burney S. Warren, III	35,635,821	5,042	1,488,388

Proposal 2: The shareholders ratified the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2013 based upon the following votes:

For	Against	Abstain
37,114,869	4,382	10,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation
Date: May 7, 2013
/s/ Mark W. Yonkman Mark W. Yonkman, General Counsel and Secretary